UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13 ,2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue Suite, 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendment to August 2024 Promissory Notes

On June 13, 2025, Super League Enterprise, Inc. (the “Company”) entered into: (a) Amendment No. 1 to Unsecured Promissory Note (the “Drozdov Amendment”), originally issued on August 1, 2024, to Sam Drozdov (“Drozdov”) in the principal amount of $661,171 (the “Drozdov Note”); (b) Amendment No. 1 to Unsecured Promissory Note (the “Khakshoor Amendment”), originally issued on August 1, 2024, to Ben Khakshoor (“Khakshoor”) in the principal amount of $661,171 (the “Khakshoor Note”); and (c) Amendment No. 1 to Unsecured Promissory Note (the “Firepit Amendment”, and collectively with the Drozdov Amendment and the Khakshoor Amendment, the “Firepit Amendments”), originally issued on August 1, 2024, to Firepit Partners Co. (f/k/a Bloxbiz Co.) (“Firepit”, and collectively with Drozdov and Khakshoor, the “Firepit Lenders”) in the principal amount of $446,115 (the “Firepit Note”, and collectively with the Drozdov Note and the Khakshoor Note, the “Firepit Notes”).

Pursuant to the Firepit Amendments: (a) the maturity date for each of the Firepit Notes was extended to August 1, 2025 (the “Maturity Date”); and (b) beginning on June 1, 2025, through the Maturity Date, the interest rate on each of the Firepit Notes was increased to 20%. As consideration for entering into the Firepit Amendments, the Company agreed to pay: (y) two payments of $18,750 to each of Drozdov and Khakshoor; and (y) two payments of $12,500 to Firepit (collectively, the “Consideration Payments”). The first Consideration Payment was paid on June 15, 2025, and the second Consideration Payment is to be made on July 15, 2025. Failure of the Company to make the Consideration Payments will be considered an Event of Default under the Firepit Notes.

Amendment to November 2024 Promissory Note

Also on June 13, 2025, the Company entered into that certain Amendment No. 1 to Unsecured Promissory Note (the “Amendment”), originally issued on November 19, 2024, issued to a non-employee member of the Board of Directors of the Company (“Lender”), in the principal amount of $1,500,000 (the promissory note issued is the “Note”, and the principal amount due thereunder, the “Principal”). Pursuant to the Amendment: (a) the maturity date of the Note was extended to November 19, 2026; (b) beginning on November 19, 2025, interest will no longer accrue on the remaining Principal outstanding; and (c) the Company agreed to make monthly payments of $175,000, with such payments to start on November 19, 2025, and continue thereafter for twelve months, at which time the Note will be paid in full.

The foregoing descriptions of the Drozdov Amendment, the Khakshoor Amendment, the Firepit Amendment, and the Amendment are qualified in their entirety by reference to the full text of each document, copies of which are filed as exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
10.1	Amendment No. 1 to Unsecured Promissory Note, dated June 13, 2025, by and between Super League Enterprise, Inc., and Sam Drozdov.
10.2	Amendment No. 1 to Unsecured Promissory Note, dated June 13, 2025, by and between Super League Enterprise, Inc., and Ben Khakshoor.
10.3	Amendment No. 1 to Unsecured Promissory Note, dated June 13, 2025, by and between Super League Enterprise, Inc., and Firepit Partners Co.
10.4	Amendment No. 1 to Unsecured Promissory Note, dated June 13, 2025, by and between Super League Enterprise, Inc., and the non-employee member of the Board of Directors stated therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: June 20, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer